UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2006
NOVELLUS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)
4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 2.06. Material Impairments.
SIGNATURES

Item 2.05. Costs Associated with Exit or Disposal Activities.
As previously reported on its Current Report on Form 8-K filed February 10, 2006, Novellus Systems, Inc. (the “Company”) committed to a plan to divest a portion of the Company’s real estate and facilities portfolio (the “Plan”).
On April 19, 2006, the Company announced its financial results for the first quarter of 2006. In connection with the Plan, the Company recorded a non-cash asset impairment charge of $8.9 million. The Company does not anticipate additional restructuring and non-recurring charges associated with the Plan to be material. Cash paid in connection with employee relocation and employee termination benefits was not material, and the Company does not expect any other material cash expenditures.
Item 2.06. Material Impairments.
The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This Amendment No. 1 to the Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the timing and amount of expected asset impairment charges to be recorded, and the Company’s expectation that it will not incur significant additional restructuring and non-recurring charges. The forward-looking statements involve risks and uncertainties, including, but not limited to, unanticipated consolidation difficulties and inaccuracies in our assessment of estimated costs related to facilities restructuring, the transfer of certain operations to our existing Tualatin, Oregon facility, employee relocation and termination benefits and the timing of related charges, as well as other risks indicated in our filings with the Securities and Exchange Commission; including our Annual Report on Form 10-K for the year ended December 31, 2005. Actual results could differ materially. The forward-looking statements are made and based on information available to us on the date of this Amendment No. 1 to the Current Report on Form 8-K, and we assume no obligation to update them.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
By:	/s/ William H. Kurtz
William H. Kurtz
Executive Vice President and Chief Financial Officer

Date: April 19, 2006